Exhibit 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This document shall serve to amend that Employment Agreement (“the Agreement”) entered into by and between William Ashmore (“Employee”) and Impac Mortgage Holdings, Inc. (“Employer”) which was effective as of January 1, 2013. The parties hereto wish to amend the Agreement effective as of October 1, 2015 as follows:

1.              Paragraph 2.1 shall be amended so that the term of the Agreement runs until December 31, 2017.

2.              The following shall be added as a new paragraph 3.1(f);

3.1(f) Employee shall be paid an additional payment of $1,900.00 per month.

3.              The following paragraphs shall be added to Exhibit C;

(g) any adjustment relating to recognition or valuing of deferred tax assets;

(h) any adjustment relating to an earn-out accretion associated with the acquisition of Cash Call Mortgage; and

(i) any adjustment relating to the change in estimated fair value of the contingent consideration liability associated with the acquisition of Cash Call Mortgage.

In all other regards the agreement is hereby ratified and confirmed.

/s/ William Ashmore	11/5/15
William Ashmore	Dated

Impac Mortgage Holdings, Inc.	Dated